Exhibit 4.1
SUBSCRIPTION AGREEMENT
GeoVax Labs, Inc.
and certain Selling Stockholders
c/o GeoVax Labs, Inc.
1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
Gentlemen:
     The undersigned (the “Investor”) hereby confirms its agreement with GeoVax Labs, Inc., a Delaware corporation (the “Company”), and the Selling Stockholders identified as such on the signature page hereto (the “Selling Stockholders”), as follows:
     1. This Subscription Agreement, including the Terms and Conditions for Purchase of Units (defined below) (collectively, this “Agreement”), is made as of the date set forth below between the Sellers (defined below) and the Investor.
     2. The Company represents and warrants that it has authorized the issuance and sale to certain investors of up to                      shares of common stock, $0.001 par value, of the Company (the “Common Stock”) and up to                      five-year warrants to purchase 0.20 additional shares of Common Stock (each, a “Warrant”), which when combined with up to                      shares of Common Stock offered by the Selling Stockholders are being offered for sale in up to                      units consisting of one share of Common Stock and one Warrant (the “Units”). All                      Units sold until the aggregate purchase price of $30 million is received (the “Company Units”) sold will consist of shares of Common Stock to be issued by the Company (each, a “Company Share”) and a Warrant. The Units sold subsequently will consist of one share of Common Stock (each, a “Selling Stockholder Share”) owned by one of the Selling Stockholders and a Warrant issued by the Company. The Selling Stockholder Shares will be sold by the Selling Stockholders in proportion to the total number of Selling Stockholder Shares that each Selling Stockholder proposes to sell, rounded to the nearest share. The Company and the Selling Stockholders are hereinafter referred to as the “Sellers,” provided, however, that if only Company Units are sold then the phrase “Sellers” shall mean and refer only to the Company.
     3. The Company represents and warrants that the offering and sale of the Units (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-1 (Registration No. 333-165828) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Preliminary Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Units, the terms of the Offering and the Company, and (c) the Final Prospectus (the “Final Prospectus” and, together with the Preliminary Prospectus, the “Prospectus”) containing certain supplemental information regarding the Units and terms of the Offering that has been or will be

(i) filed with the Commission, and (ii) delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).
     4. The Sellers and the Investor agree that the Investor will purchase from the Sellers, and the Sellers will sell to the Investor, the Units set forth below for the aggregate purchase price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by reference (the “Terms and Conditions for Purchase of Units”) as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by Global Hunter Securities LLC (the “Placement Agent”) and that no Units will be sold unless Subscription Agreements for Units representing an aggregate purchase price of at least $5 million are received and accepted.
     5. The manner of settlement of the Shares comprising the Units purchased by the Investor shall be determined by such Investor as follows (check one):
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A.	Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A attached hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by American Stock Transfer and Trust Company, the Company’s transfer agent and Custodian for the Selling Stockholder Shares (the “Transfer Agent”), at the Sellers’ direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE SELLERS, THE INVESTOR SHALL:
(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE FOLLOWING ACCOUNT:
Institution Name: American Stock and Transfer Company, LLC ABA # Account Name: American Stock Transfer & Trust Company/GeoVax Labs, Inc. — Escrow Account Account Number:

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-OR-
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B.	Delivery by the Transfer Agent of a stock certificate evidencing the Shares registered in the name of the registered holder specified by Investor on Exhibit A attached hereto to the address specified by Investor on Exhibit A attached hereto, at the Sellers’ direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE SELLERS, THE INVESTOR SHALL REMIT THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE FOLLOWING ACCOUNT:
Institution Name: American Stock and Transfer Company, LLC ABA # Account Name: American Stock Transfer & Trust Company/GeoVax Labs, Inc. — Escrow Account Account Number:
-OR-
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C.	Delivery versus payment (“DVP”) through DTC on the Closing Date, the Sellers shall deliver the Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing directly to the account(s) at the Placement Agent identified by the Investor; upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE SELLERS, THE INVESTOR SHALL:
(I)	NOTIFY THE PLACEMENT AGENT OF THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE UNITS BEING PURCHASED BY SUCH INVESTOR, AND

(II)	REMIT THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE FOLLOWING ACCOUNT:
Institution Name: American Stock and Transfer Company, LLC ABA # Account Name: American Stock Transfer & Trust Company/GeoVax Labs, Inc. — Escrow Account Account Number:

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IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE UNITS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.
     6. The manner of settlement of the Warrants comprising the Units purchased by the Investor shall be pursuant to an executed Warrant to be delivered to the Investor by the Company at the Closing.
     7. The Investor represents that, except as set forth below, (a) it has had no material relationship (exclusive of any investments by the Investor in the Company’s securities) within the past three years with any of the Sellers, or persons known to it to be affiliates of the any of the Sellers, (b) it is not a FINRA member or an Associated Person of a FINRA member (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:
The representations above are made to the knowledge of the signatory below,
(If no exceptions, write “none.” If left blank; response will be deemed to be “none.”)
     8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Preliminary Prospectus which is a part of the Registration Statement, the documents incorporated by reference therein and any Issuer Free Writing Prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement by the Investor to the Sellers or the Placement Agent, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including a free writing prospectus and oral communications.
     9. No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Sellers until the Investor has received the Offering Information and the Sellers have accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Sellers (or the Placement Agent on behalf of the Sellers) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Sellers.
[Signature Page Follows]

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     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Number of Units:	Dated as of: , 2010

Purchase Price Per Unit: $	INVESTOR

Aggregate Purchase Price: $	By:

Print Name:

Title:

Address:

E-mail:

Phone:

TIN:

Agreed and Accepted this                      day of                     , 2010:

THE COMPANY		THE SELLING STOCKHOLDERS

GEOVAX LABS, INC.		EMORY UNIVERSITY

By:		By:

Name:	Mark W. Reynolds	, as
Title:	Chief Financial Officer	Attorney-in-Fact for Emory University under
Power of Attorney dated April ___, 2010

DONALD G. HILDEBRAND

By:

, as Attorney-in-Fact for Donald G. Hildebrand under Power of Attorney dated April ___, 2010

HARRIET L. ROBINSON

By:

, as Attorney-in-Fact for Harriet L. Robinson under Power of Attorney dated April ___, 2010

EXHIBIT A

INVESTOR QUESTIONNAIRE
     Pursuant to Section 3.1 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Common Stock and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

9.	EIN Number:

A-1

EXHIBIT B

PLACEMENT AGENCY AGREEMENT

B-1

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF UNITS
     These Terms and Conditions are part of a Subscription Agreement for the purchase of Units of Common Stock and Warrants from GeoVax Labs, Inc. and certain Selling Stockholders. Capitalized terms which are not defined in this Annex 1 shall have the meaning ascribed to them in the Subscription Agreement. The Subscription Agreement and this Annex 1 are hereinafter collectively referred to as the “Agreement”.
     1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Sellers have authorized the sale of the Units.
     2. Agreement to Sell and Purchase the Units; Placement Agent.
          2.1 At the Closing (as defined in Section 3.1 below), the Sellers will sell to the Investor, and the Investor will purchase from the Sellers, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.
          2.2 The Sellers propose to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expect to complete sales of Units to them. The Investor and the Other Investors, if any, are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”
          2.3 Investor acknowledges that the Sellers have agreed to pay the Placement Agent a fee (the “Placement Fee”) and other consideration in respect of the sale of Units to the Investor.
          2.4 The Company has entered into a Placement Agency Agreement, dated ___, 2010 (the “Placement Agency Agreement”), with the Placement Agent, Emory University, Donald G. Hildebrand and Harriet L. Robinson (collectively, the “Selling Stockholders”), which Placement Agency Agreement contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company represents and warrants that a true and correct copy of the Placement Agency Agreement is attached to this Agreement as Exhibit B. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Placement Agency Agreement and any other documents or agreements contemplated hereby or thereby, each Seller confirms that neither such Seller nor any other person acting on such Seller’s behalf has provided the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information. Each Seller understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.
ANNEX I

     3. Closings and Delivery of the Units and Funds.
          3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Sellers and the Placement Agent (such Closing Date to be the third business day following the date of this signed Agreement), and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Sellers shall cause to be delivered to the Investor the Common Stock and Warrants comprising the number of Units set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, with the Common Stock and Warrants to be issued in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Sellers.
          3.2 Conditions to the Obligations of the Parties.
               (a) Conditions to the Sellers’ Obligations. The Sellers’ obligation to issue and sell the Units to the Investor shall be subject to: (i) the delivery by the Investor, in accordance with the provisions of this Agreement, of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor in this Agreement and the fulfillment of those undertakings of the Investor in this Agreement to be fulfilled prior to the Closing Date.
               (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to (i) the delivery by the Sellers of the Shares and the Warrants comprising the Units in accordance with the provisions of this Agreement, (ii) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agency Agreement, (iii) the satisfaction of the conditions to the closing set forth in the Placement Agency Agreement, and to the condition that the Placement Agent, shall not have: (x) terminated the Placement Agency Agreement pursuant to the terms thereof or (y) determined that the conditions to the closing in the Placement Agency Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Sellers, except that Units representing an aggregate purchase price of at least $5 million must be sold before any will be sold. The Investor understands and agrees that, in the event that the Placement Agent, in its sole discretion, determines that the conditions to closing in the Placement Agency Agreement have not been satisfied or if the Placement Agency Agreement may be terminated for any other reason permitted by the Placement Agency Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.
     4. Representations, Warranties and Covenants of the Investor. The Investor acknowledges, represents and warrants (as of the date hereof) to, and agrees with, the Sellers and the Placement Agent that:
          4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in Units presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by
ANNEX I

the Company and investments in comparable companies, (b) is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (c) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (d) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information and the representations, warranties, covenants and agreements of the Company contained in the Placement Agency Agreement.
          4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Units or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make nor has made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus.
          4.3 (a) The Investor is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). The Investor’s execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Investor’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Investor is subject (including federal and state securities laws and regulations), or by which any property or asset of the Investor is bound or affected.
          4.4 The Investor understands that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.
          4.5 If the Investor has previously received any material non-public information since the time at which the Placement Agent first contacted the Investor about the Offering, the Investor has not disclosed any of such material non-public information regarding the Offering to any
ANNEX I

third parties (other than its legal, accounting and other advisors) and has not engaged in any transactions involving the securities of the Company (including, without limitation, any Short Sales (defined below) involving the Company’s securities). The Investor covenants that it will (i) maintain the confidentiality of all material non-public information acquired as a result of the transactions contemplated herein and (ii) not engage in any purchases or sales of the securities of the Company (including Short Sales), in each case prior to the time that such material non-public information is publicly disclosed. The Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
          4.6 Investor acknowledges that a portion of the identifying information set forth on the Signature Page is being requested in connection with the USA Patriot Act, Pub.L.107-56 (the “Patriot Act”), and Investor agrees to provide any additional information requested by the Sellers or the Placement Agent in connection with the Patriot Act or any similar legislation or regulation to which Sellers or the Placement Agent is subject, in a timely manner. Investor hereby represents that the identifying information set forth on the Signature Page, including without limitation, its Taxpayer Identification Number assigned by the Internal Revenue Service or any other taxing authority, is true and complete on the date hereof and will be true and complete at the time of the Closing.
     5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein and, with respect to the Company, in the Placement Agency Agreement, will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.
     6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

(a)	if to the Sellers, to:

GeoVax Labs, Inc.
1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
Attention: Mark Reynolds
Facsimile No.: (678) 384-7281
ANNEX I

          (b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Sellers and the Investor. Any modification or amendment to Section 3 (Representations and Warranties of the Company), Section 9 (Conditions of the Obligations of the Placement Agent, or Section 13 (Third Party Beneficiaries) of the Placement Agency Agreement, and any modification or amendment to the Placement Agency Agreement that is material and adverse to the Investor, shall require the prior written consent of the Investor.
     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
     9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
     10. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Delivery of an executed counterpart by facsimile or portable document format (.pdf) shall be effective as delivery of a manually executed counterpart thereof.
     12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Final Prospectus (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.
ANNEX I

     13. Press Release. The Company and the Investor agree that, prior to the opening of trading on the The Nasdaq Capital Market on the business day immediately after the date hereof, the Company shall (i) issue a press release announcing the Offering and disclosing all material information regarding the Offering, (ii) file an amendment to the Registration Statement with the Commission and (iii) file a prospectus pursuant to Rule 424(b) with the Commission disclosing all material information regarding the Offering and including the Placement Agency Agreement and a form of this Agreement as exhibits thereto. From and after the issuance of such press release and the filing of such amendment and prospects, the Company shall have publicly disclosed all material, non-public information delivered to any of the Investors by the Company or any person acting on its behalf, including, without limitation, the Placement Agent, in connection with the transactions contemplated by this Agreement, the Placement Agency Agreement and any other documents or agreements contemplated hereby or thereby. The Company shall not identify the name of any Investor or any affiliate of any investment adviser of such Investor in any press release or public filing, or otherwise publicly disclose the name of any Investor or any affiliate of investment adviser of such Investor, without such Investor’s prior written consent, unless required by law or the rules and regulations of a national securities exchange, provided, however, that, if permitted by applicable law, regulation, legal or judicial process, promptly after becoming aware of any request or requirement to so disclose (a “Disclosure Requirement”), and in any event prior to any such disclosure, the Company will provide such Investor with notice of such request or requirement so that such Investor may at its election seek a protective order or other appropriate remedy and the Company will fully cooperate with such Investor’s efforts to obtain the same; provided, further, however, if, absent the entry of such a protective order or other remedy, the Company is compelled by applicable law, rule or regulation or a court order, subpoena, similar judicial process, regulatory agency or stock exchange rule to disclose such Investor’s name, the Company may disclose only that portion of such information that the Company is so compelled to disclose and will use its reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of such information that is being disclosed. As of the date hereof, the Company is not aware of any Disclosure Requirement.
     14. Termination. In the event that the Placement Agency Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.
     15. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
ANNEX I